UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 22, 2014, the Company entered into a two-year exclusive distributorship agreement effective as of August 1, 2014 (the “Agreement”) with Coral Club International, Inc., a Canadian corporation (“CCI”). This Agreement replaces a ten-year exclusive distributorship agreement between the parties ( the "Former Agreement") that automatically renewed for a one-year term following expiration of the initial term on July 1, 2014. CCI is the Company’s principal licensee and accounted for virtually all of the Company’s licensees’ net sales in the six months ended June 30, 2014 and 2013, respectively. The President of CCI is a former member of the Company’s Board of Directors and beneficially owns approximately 18% of the Company’s common stock.

Pursuant to the Agreement, CCI’s exclusive territory includes Russia and other countries located primarily in Europe and Central Asia, which represents an expansion of the territory set forth in the Former Agreement. In consideration of the rights granted to CCI under the Agreement, CCI is required to purchase certain minimum amounts of products from the Company each year, which minimum amounts are consistent with the Former Agreement.

Under the Former Agreement, CCI was required to pay the Company a monthly royalty calculated as a percentage of its sales of the Company's products. Under the Agreement, in lieu of a royalty, the prices at which products are sold to CCI were marked up as of the effective date of the Agreement to include the royalty so that no additional royalty will be due upon the sale of the Company's products by CCI. To affect the transition of royalty calculations under the Former Agreement and the Agreement, the Company will recognize on a one-time basis royalty revenue of approximately $476,000 in the third quarter of 2014.

The foregoing description of the material terms of the Agreement is subject to, and qualified in its entirety by reference to, the Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description

10.1	Exclusive Distributorship Agreement between the Company and Coral Club International, Inc. made as of August 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014

RBC Life Sciences, Inc.

By: /s/ Steven E. Brown
Name: Steven E. Brown
Title: President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Exclusive Distributorship Agreement between the Company and Coral Club International, Inc. made as of August 1, 2014.